UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)

PRELIMINARY COPY

Notice of Annual Meeting

of Stockholders and

2015 Proxy Statement

March 16, 2015

PRELIMINARY COPY

CENTENE CORPORATION

Centene Plaza

7700 Forsyth Boulevard

St. Louis, Missouri 63105

March 16, 2015

Dear Fellow Stockholders:

Our 2015 Annual Meeting of Stockholders will be held at Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, April 28, 2015. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and stockholders, and I hope that you will be able to join us.

We are pleased to continue taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, lowers the costs and reduces the environmental impact of our annual meeting. On or about March 16, 2015, we will begin mailing to our stockholders a proxy notice containing instructions on how to access our Proxy Statement, Annual Review and Annual Report on Form 10-K, and vote on-line. Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement contains instructions on how you can receive a paper copy of the Proxy Statement, Annual Review and Annual Report on Form 10-K, if you only received a proxy notice by mail.

If you are a stockholder of record you may vote:

¡	via internet;

¡	by telephone;

¡	by mail; or

¡	in person at the meeting.

To vote by internet or telephone, please follow the instructions on the proxy notice. To vote by mail, request a set of proxy materials as instructed on the proxy notice. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

Michael F. Neidorff

Chairman, President and

Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT

STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON

OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

PRELIMINARY COPY

CENTENE CORPORATION

CENTENE PLAZA

7700 FORSYTH BOULEVARD

ST. LOUIS, MISSOURI 63105

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 28, 2015

Place	Centene Plaza 7700 Forsyth Boulevard St. Louis, Missouri 63105 Centene Auditorium

Items of Business	At the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect three Class II Directors to three-year terms;

(2) advisory resolution to approve executive compensation;

(3) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(4) to ratify an amendment to the Company’s By-Laws to include a forum selection clause; and

(5) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on February 27, 2015.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the proxy notice for additional information.

Stockholder List	A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Keith H. Williamson, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices located at 7700 Forsyth Boulevard, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 14, 2015, up to one hour prior to the time of the meeting.

Attending the Annual Meeting	If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

By order of the Board of Directors,

Keith H. Williamson
Secretary

St. Louis, Missouri

March 16, 2015

In February 2015, the Board of Directors declared a two-for-one split of Centene’s common stock in the form of a 100% stock dividend distributed on February 19, 2015 to stockholders of record on

February 12, 2015. All share, per share and stock price information presented in this proxy statement,

including EPS performance targets, has been adjusted for the two-for-one stock split.

2015 NOTICE OF MEETING AND PROXY STATEMENT

PRELIMINARY COPY

Information About the Meeting

We have sent you a notice of this proxy statement because our Board of Directors is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

When and where is the annual meeting?

When:	Tuesday, April 28, 2015 at 10:00 a.m., central daylight savings time

Where:	Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri.

¡	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

¡	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our Directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. The Company has retained Morrow & Co., LLC to assist in the solicitation of proxies at an estimated cost of $12,500, plus expenses.

We are making this proxy statement, our 2014 Annual Review and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 available to stockholders for the first time on or about March 16, 2015.

Who is entitled to vote at the meeting?

Holders of record of our common stock at the close of business on February 27, 2015 are entitled to one vote per share on each matter properly brought before the meeting. The proxy notice states the number of shares you are entitled to vote.

You may vote your shares at the meeting in person or by proxy:

¡	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting. If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

¡	TO VOTE BY PROXY, you must follow the instructions on the proxy notice and then vote by means of the internet, telephone or, if you received your proxy materials by mail, mailing the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify. If, after requesting paper materials, you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Centene Corporation    1

2015 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION ABOUT THE MEETING

Even if you vote by means of the internet, telephone, or complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

¡	send written notice to Keith H. Williamson, our Secretary, at our address as set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders;

¡	submit a new vote by means of the mail, internet or telephone; or

¡	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

What do I need to do if I plan to attend the meeting in person?

If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

At the close of business on February 27, 2015, 118,837,141 shares of our common stock were outstanding, net of treasury shares. Our By-Laws require that a majority of the shares of our common stock issued and outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

In the election of directors, the three nominees receiving the greatest number of votes cast “FOR” shall be elected as directors, unless otherwise determined in accordance with our majority voting policy. This policy states that in an uncontested election, any Director nominee who receives a greater number of votes “withheld” for his or her election than “FOR” votes, the Director nominee must tender his or her resignation promptly following certification of the stockholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including an explanation of its decision. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.

The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, to approve on an advisory non-binding basis, the Company’s executive compensation and to ratify the amendment to our By-laws to include a forum selection clause. Abstentions and broker non-votes with respect to each of these proposals will not be considered as votes cast with respect to the matter and thus will have no effect on the vote.

Our Board of Directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons appointed as proxies by the Board of Directors intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the below procedures.

2    Centene Corporation

2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

Nominees and Continuing Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes serving for staggered three-year terms. Under our By-Laws, our Board of Directors has the authority to fix the number of Directors, provided that the Board must have between five and eleven members. The first proposal on the agenda for the meeting is the election of three nominees to serve as Class II Directors for three-year terms beginning at the meeting and ending at our 2018 Annual Meetings of Stockholders.

No Director, including any Director standing for election, or any associate of a Director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No Director, including any Director standing for election, is related by blood, marriage or adoption to any other Director or any Executive Officer.

The Board has nominated Robert K. Ditmore, Frederick H. Eppinger and David L. Steward, current Class II Directors, for re-election to the Board. We expect that Mr. Ditmore, Mr. Eppinger and Mr. Steward will be able to serve if elected. If any of them are not able to serve, proxies may be voted for a substitute nominee or nominees. The Board believes the election of these three nominees is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the election of the three nominees.

Class II Director Continuing in Office—Standing for Election for a Term Expiring in 2018

Robert K. Ditmore

Principal Occupation: Retired President and Chief Operating Officer of United Healthcare Corporation

First Became Director: 1996

Age: 80

Mr. Ditmore is a retired President and Chief Operating Officer of United Healthcare Corporation (managed care industry), now known as UnitedHealth Group Inc. Mr. Ditmore also served as a Director of UnitedHealth Group Inc.

Qualifications: Mr. Ditmore’s range of experience includes, in particular, Chief Executive Officer roles and extensive healthcare and service industry expertise.

Frederick H. Eppinger

Principal Occupation: Director, President and Chief Executive Officer of

                                           The Hanover Insurance Group, Inc.

First Became Director: April 2006

Age: 56

Mr. Eppinger has served as a Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc. (insurance and financial services industries) since 2003.

Qualifications: Mr. Eppinger’s range of experience includes, in particular, Chief Executive Officer roles, as well as organizational development and insurance industry expertise.

Centene Corporation    3

2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

David L. Steward

Principal Occupation: Founder and Chairman of World Wide Technology, Inc.

First Became Director: May 2003

Age: 63

Mr. Steward is the founder of World Wide Technology, Inc. (systems integration industry) and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com (an affiliate of World Wide Technology, Inc.), since 1997. He also served as Director of First Banks, Inc., a registered bank holding company from 2000 to 2013.

Qualifications: Mr. Steward’s range of experience includes, in particular, Chief Executive Officer roles, political and regulatory relationships, as well as technology expertise.

Class I Directors—Term Expiring in 2017

Michael F. Neidorff

Principal Occupation: Chairman and Chief Executive Officer of Centene Corporation

First Became Director: May 1996

Age: 72

Mr. Neidorff has served as our Chairman and Chief Executive Officer since May 2004. From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our Board of Directors. Mr. Neidorff also serves as a director of Brown Shoe Company, Inc.

Qualifications: Mr. Neidorff’s range of experience includes, in particular, experience as a Chief Executive Officer, as well as healthcare, investment banking and organizational development expertise.

Richard A. Gephardt

Principal Occupation: Chief Executive Officer and President of Gephardt Group, LLC;

                                            Former Majority Leader of the U.S. House of Representatives

First Became Director: December 2006

Age: 74

Mr. Gephardt has served as Chief Executive Officer and President of Gephardt Group, LLC (consulting business) since 2005. Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005; he was House Majority Leader from 1989 to 1995 and Minority Leader from 1995 to 2003. He also serves as a Director for Spirit Aerosystems, Inc., CenturyLink, Ford Motor Company, and US Steel Corporation.

Qualifications: Mr. Gephardt’s range of experience includes, in particular, political and regulatory relationships as well as investment banking and healthcare expertise.

4    Centene Corporation

2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

John R. Roberts

Principal Occupation: Retired Regional Managing Partner, Arthur Andersen LLP

First Became Director: March 2004

Age: 73

Mr. Roberts has been a Director since March 2004. Mr. Roberts is a retired Managing Partner, Mid-South Region, Arthur Andersen LLP. He also serves as a Director and Chairman of the audit committee of Energizer Holdings, Inc. Mr. Roberts previously served as a Director for Regions Financial Corporation.

Qualifications: Mr. Roberts’ range of experience includes, in particular, organizational development expertise as well as experience in financial service industries and public accounting.

Class III Directors Continuing in Office—Term Expiring in 2016

Orlando Ayala

Principal Occupation: Corporate Vice President, Chairman, Emerging Markets and

                                           Chief Strategist, National Competitiveness for Microsoft Corporation

First Became Director: September 2011

Age: 58

Mr. Ayala serves as Corporate Vice President, Chairman, Emerging Markets and Chief Strategist, National Competitiveness for Microsoft Corporation (software and services industries). Mr. Ayala joined Microsoft in 1991 as Senior Director of the Latin America region. For more than 30 years, Mr. Ayala has held increasingly senior leadership roles in the technology sector.

Qualifications: Mr. Ayala’s range of experience includes, in particular, technology and organizational development expertise.

Pamela A. Joseph

Principal Occupation: Vice Chairman of U.S. Bancorp and Chairman and

                                           Chief Executive Officer of Elavon, Inc.

First Became Director: September 2007

Age: 56

Ms. Joseph has served as Vice Chairman of U.S. Bancorp (banking and financial services industries) and Chairman and Chief Executive Officer of Elavon, Inc. (a subsidiary of U.S. Bancorp) since 2004. She also serves as a Director for Paychex Inc.

Qualifications: Ms. Joseph’s range of experience includes, in particular, experience as a Chief Executive Officer, as well as technology and service industry expertise.

Centene Corporation    5

2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Tommy G. Thompson

Principal Occupation: Retired Partner in the law firm of Akin Gump Strauss Hauer & Feld LLP;

                                           Former Governor of the State of Wisconsin; Former Health and Human Services                                            Secretary

First Became Director: April 2005

Age: 73

Mr. Thompson served as Partner in the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C. from March 2005 to January 2012 and as President of Logistics Health, Inc. from 2005 to June 2011. From 2001 to January 2005, Mr. Thompson served as secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. He also serves as a Director for C.R. Bard, Inc., Cytori Therapeutics, Inc., TherapeuticsMD Inc., Physicians Realty Trust and United Therapeutics Corp. Mr. Thompson previously served as a Director for AGA Medical Corp., Cancer Genetics, CareView Communications and CNS Response. Mr. Thompson has expressed his intention to the Company to reduce his participation to a total of five boards, including Centene, by the end of 2015.

Qualifications: Mr. Thompson’s range of experience includes, in particular, experience as a Chief Executive Officer, political and regulatory relationships and healthcare expertise.

Corporate Governance and Risk Management

We believe that good corporate governance is important to ensure that we are managed for the long term benefit of our stockholders. We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. Our Corporate Ethics and Compliance Program provides methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of the New York Stock Exchange (NYSE). Our Board of Directors has adopted Corporate Governance Guidelines addressing, among other things, Director qualifications and responsibilities, responsibilities of key Board committees, Director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com.

Our Board of Directors has adopted a Code of Business Conduct and Ethics which is applicable to all Directors, Officers and employees of the Company, including the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. While no code of conduct can replace the thoughtful behavior of an ethical Director, officer or employee, we believe the Code of Business Conduct and Ethics will, among other things, focus our Board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the Board or a committee of the Board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.centene.com. Any future amendments or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on our website.

Our policy concerning pre-approval of related party transactions is incorporated in the provisions of our Code of Business Conduct and Ethics regarding conflicts of interest. As part of our Code of Business Conduct and Ethics, our Directors, officers and employees are responsible for disclosing any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Corporate Compliance Officer of the Company or the Board of Directors, in the case of an Executive Officer or Director, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

6    Centene Corporation

2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors oversees the Company’s enterprise-wide risk management processes, with assistance provided by Board committees. Management executes risk management activities, which includes identifying, assessing, and aligning actions necessary to manage risk consistent with the Company’s strategy.

The oversight responsibility of the Board of Directors and its committees is enabled by quarterly risk reporting to the Board from executive management, designed to provide visibility about the identification, assessment and management of critical risks, including strategic, operational, financial, compensation, public policy, compliance, regulatory, investment, information security and other risks. Furthermore, the Board of Directors and its committees are routinely informed of emerging risks that could affect the Company’s risk profile.

As noted above, the Board uses its committees to assist in its risk oversight function:

¡	Our Audit Committee assists in the oversight of our financial and reporting risks, disclosure risk and procedures, code of business conduct and ethics risks, investment, and risk assessment and management policies. The Company’s Senior Vice President of Internal Audit, who reports to the Audit Committee and Chief Executive Officer, assists the Company in identifying and evaluating risk management controls and methodologies to address risks and provides reports to the Audit Committee quarterly. The Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm and the Company’s Senior Vice President of Internal Audit.

¡	Our Compensation Committee assists in the oversight of risks associated with our compensation plans and policies. Please see the discussion in the “Compensation Discussion & Analysis,” or “CD&A,” under the heading “Risk Disclosure” for a discussion of elements intended to mitigate excessive risk taking by our employees.

¡	Our Nominating and Governance Committee assists in the oversight of Board processes and corporate governance related risk.

Compensation Committee Interlocks and Insider Participation

Robert K. Ditmore (Chair), Orlando Ayala, Pamela A. Joseph, David L. Steward and Tommy G. Thompson were members of the Compensation Committee during 2014. During 2014, none of our executive officers served as a Director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. During 2014, no member of the Compensation Committee had a relationship that must be desribed under the SEC rules relating to disclosure of related person transactions. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

Related Party Transactions

None.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Independence

Our Board of Directors has affirmatively determined that all Directors except Michael F. Neidorff, our Chairman, President and Chief Executive Officer, as well as all of the members of each of the Board’s committees, are independent as defined under the rules of the NYSE, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and in the case of all members of the Compensation Committee, the enhanced independence requirements under the rules of the NYSE. In the course of the Board’s determination regarding the independence of each non-employee Director, it considered any transactions, relationships and arrangements as required by the rules of the NYSE. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated:

¡	Mr. Ayala’s position as a Vice President of Microsoft Corporation, from whom the Company licenses certain software, and determined that the payments made pursuant to such licenses from 2012—2014 were under 2% of Microsoft’s annual revenues during the respective years.

¡	Ms. Joseph’s position as an Executive Officer of U.S. Bancorp, serving as a lender under the Company’s revolving credit facility, and determined that payments to the lender from 2012—2014 were under 2% of the lender’s annual revenues during the respective years.

¡	Mr. Roberts’ position as an independent director of a bank serving as a lender under the Company’s revolving credit facility and determined payments to the lender from 2012—2014 were under 2% of the lender’s annual revenues during the respective years. In addition, the board evaluated his position on the Board of the Missouri History Museum and determined that contributions made by the Company from 2012—2014 to the Missouri History Museum are less than 2% of the Museum’s consolidated gross revenues during the respective years.

All Directors, excluding Michael F. Neidorff, have no direct or indirect material relationship with us except for their role as a Director or stockholder. The Board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Board of Directors Committees

Our Board of Directors has established three committees: Audit, Compensation, and Nominating and Governance—each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on our website, www.centene.com. Our Board of Directors has also established a Government and Regulatory Affairs Committee, which is co-chaired by Richard A. Gephardt and Tommy G. Thompson; a Technology Committee chaired by Orlando Ayala; and a Compliance Committee chaired by Michael Neidorff. The composition of the primary committees is provided in the following table.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Board Member	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael F. Neidorff	Chairman
Orlando Ayala	✓		✓
Robert K. Ditmore	Presiding Director		Chairman	✓
Frederick H. Eppinger	✓	✓
Richard A. Gephardt	✓
Pamela A. Joseph	✓	✓	✓
John R. Roberts	✓	Chairman
David L. Steward	✓		✓	Chairman
Tommy G. Thompson	✓		✓	✓
Meetings held in 2014	17	4	5	1

All of our Directors attended 75% or more of the meetings of the Board and of any committees thereof on which they served. Our corporate governance guidelines provide that Directors are expected to attend the 2015 Annual Meeting of Stockholders. All Directors, with the exception of Mr. Gephardt, attended the 2014 Annual Meeting of Stockholders.

Board of Directors

Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the Directors informed of its activities through regular written reports and presentations at Board and committee meetings.

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a Presiding Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

¡	a strong, independent, clearly-defined Presiding Director role;

¡	executive sessions of the independent Directors in connection with every Board meeting; and

¡	annual performance evaluations of the Chairman and CEO by the independent Directors.

Our Board of Directors has appointed Robert K. Ditmore “Presiding Director” to preside at all executive sessions of “non-management” Directors, as defined under the rules of the NYSE. The Presiding Director’s role includes leading the Board’s processes for selecting and evaluating the Chief Executive Officer and presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Our corporate governance guidelines require the Board to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Audit Committee

The Audit Committee’s responsibilities include:

¡	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

¡	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

¡	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

¡	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

¡	overseeing our internal audit function;

¡	discussing our risk management policies;

¡	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

¡	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

¡	preparing the Audit Committee report required by SEC rules.

The Board has determined that John R. Roberts, Frederick H. Eppinger and Pamela A. Joseph are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is “financially literate” under the applicable NYSE rules.

Compensation Committee

The Compensation Committee oversees our activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our Named Executive Officers, or NEOs, identified in the Summary Compensation Table, as well as other officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or stockholders for approval. The Board has determined that each of the members of the Compensation Committee is “independent,” as defined under the rules of the NYSE. The Compensation Committee’s responsibilities include:

¡	evaluating compensation policies and practices to determine if they may be influencing employees to take excessive risks;

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¡	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

¡	reviewing and making recommendations to the Board with respect to our Chief Executive Officer’s compensation;

¡	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

¡	overseeing an evaluation of our senior executives;

¡	overseeing and administering our equity incentive plans; and

¡	reviewing and making recommendations to the Board with respect to Director compensation.

Members of management assist the Compensation Committee in its responsibilities by providing recommendations for the Compensation Committee’s approval concerning the design of our compensation program for our executive officers other than our Chief Executive Officer, including our NEOs, as well as recommended award levels. The design of our compensation program for our Chief Executive Officer is recommended by the Compensation Committee and approved by the Board without any approval of the Chairman, who is the Company’s Chief Executive Officer.

The Compensation Committee considered information and data regarding executive compensation supplied by management and by Towers Watson, a compensation and benefits consultant retained by management. In addition, Exequity, LLC, an independent compensation consulting group, has been engaged directly by the Compensation Committee to provide advice with respect to base salaries, bonus targets and long term incentives for our NEOs.

In 2014, the Company utilized Towers Watson to provide advice with respect to the base salaries, bonus targets and long term incentives of our officers, including our NEOs. The consultants analyzed the compensation levels of the NEOs of the industry peer group developed by Towers Watson for the most recently completed fiscal year. As discussed under the CD&A, the Compensation Committee considered this information, along with a variety of other factors, in reviewing our executive compensation in 2014.

The Compensation Committee has reviewed the independence of each of Towers Watson and Exequity in light of SEC rules and NYSE listing standards, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the compensation consultant and a member of the Compensation Committee; (5) any company stock owned by the compensation consultant; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the compensation consultants’ work for the committee does not raise any conflict of interest.

The Compensation Committee delegates to management the authority to grant certain stock options and restricted stock units under the 2012 Stock Incentive Plan. Our Chief Executive Officer is authorized to issue awards (other than to himself) of up to 60,000 shares to any newly hired executive and up to 24,000 shares to any one person during a calendar year, and is required to report any such grants to the Compensation Committee at the following Compensation Committee meeting. The delegation of authority may be terminated by the Compensation Committee at any time and for any reason. All internal promotions and equity grants to a corporate officer and all offers to any “Executive Officer” (as defined by Rule 3b-7 under the Exchange Act) require Compensation Committee approval.

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Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

¡	identifying individuals qualified to become members of the Board;

¡	recommending to the Board the persons to be nominated for election as Directors and to each of the Board’s committees;

¡	reviewing and making recommendations to the Board with respect to management succession planning;

¡	reviewing and recommending to the Board corporate governance principles; and

¡	overseeing an annual evaluation of the Board’s performance.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board. Upon nomination and election of a new Director by the Board during any year, that Director will be nominated for election at the next annual meeting.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, perspective, gender, and ethnicity. The Board is particularly interested in maintaining a mix that includes the following backgrounds:

¡	Public company governance

¡	Healthcare

¡	Service and insurance industry

¡	Companies with revenues greater than $1 billion

¡	Public accounting

¡	Investment banking

¡	Financial services

¡	Technology

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¡	Organizational development

¡	Political and regulatory relationships

¡	Experience as a Chief Executive Officer

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with the procedures set forth in our By-Laws, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our By-Laws to directly nominate Director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures set forth under “Submission of Future Stockholder Proposals” of this proxy statement.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our Chief Executive Officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other Directors as he or she considers appropriate. Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments considered to be important for the Directors to know.

Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Any stockholder or interested party who wishes to communicate directly with our Presiding Director, or with our non-employee Directors as a group, should also follow the foregoing method.

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Director Compensation

The following table summarizes the compensation of our non-employee Directors for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Option Awards ($) [1]	All Other Compensation ($) [2]	Total ($)
Orlando Ayala	$115,000	$171,870	$—	$4,095	$290,965
Robert K. Ditmore	—	336,037	—	10,095	346,132
Frederick H. Eppinger	—	296,870	—	29,095	325,965
Richard A. Gephardt	115,000	171,870	—	29,095	315,965
Pamela A. Joseph	—	296,870	—	4,095	300,965
John R. Roberts	30,000	296,870	—	29,095	355,965
David L. Steward	—	311,870	—	29,095	340,965
Tommy G. Thompson	—	311,870	—	29,095	340,965
1	The amounts reported as Stock Awards and Option Awards reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan and Non-Employee Directors Deferred Stock Compensation Plan. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2014 are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2015. There can be no assurance that the grant date fair value of Stock Awards or Option Awards will ever be realized.

2	All other compensation for Mr. Eppinger, Mr. Gephardt, Mr. Roberts, Mr. Steward and Mr. Thompson reflects charitable contributions of $25,000 and for Mr. Ditmore charitable contributions of $6,000 made or pledged during 2014 under the Company’s Board of Directors Charitable Matching Gift Program. All Other Compensation also includes group excess liability insurance policy premiums paid by the Company for all Directors.

Non-employee Directors currently receive a quarterly retainer fee of $31,250, provided that the Director elects 100% payment pursuant to the Company’s Non-Employee Directors Deferred Stock Compensation Plan to be paid in company stock upon retirement or termination from the Board. Directors not making this election receive a quarterly retainer fee of $25,000. In addition, the Chairman of the Audit Committee receives a quarterly retainer fee of $7,500, the Chairman of the Compensation Committee received a quarterly fee of $5,000, and the Chairman of the Nominating and Governance Committee, Government and Regulatory Affairs Committee, and Technology Committee each receives a quarterly fee of $3,750. The Company also pays a quarterly retainer fee of $6,250 to the Presiding Director of the Board. All cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the “Stock Awards” column in the Director Compensation Table above.

Each new non-employee Director, as of the date on which such Director is first elected to the Board, is granted an option under our 2012 Stock Incentive Plan to purchase 20,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. In April 2014, each member of the Board received a grant of 6,000 restricted shares of our common stock. The restricted shares vest on the April 2015 annual meeting of stockholders, subject to meeting Board of Director meeting attendance conditions.

The Board of Directors has approved the Board of Directors Charitable Matching Gift Program. Under the program, the Company will match a Board member’s qualifying charitable donations of up to $25,000 per calendar year. Charitable donations must be made to a qualified tax exempt U.S. organization under the Internal Revenue Code Section 501(c)(3) and within the Company’s charitable contribution guidelines. The Company also provides a group excess liability insurance policy at no cost to the Directors.

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The following table shows the number of shares covered by exercisable and unexercisable options and unvested Restricted Stock Units (RSUs) held by our non-employee Directors on December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Number of Shares or Units of Stock That Have Not Vested
Orlando Ayala	20,000	—	6,000
Robert K. Ditmore	—	—	6,000
Frederick H. Eppinger	20,000	—	6,000
Richard A. Gephardt	—	—	6,000
Pamela A. Joseph	20,000	—	6,000
John R. Roberts	10,000	—	6,000
David L. Steward	—	—	6,000
Tommy G. Thompson	16,000	—	6,000

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our Board of Directors.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Proposal Two: Advisory Resolution to Approve Executive Compensation

At our 2014 annual meeting of stockholders, our stockholders approved the Company’s executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again holding an advisory vote on the Company’s executive compensation, as described in this proxy statement (commonly referred to as “say-on-pay”). In accordance with the results of the vote we conducted at the 2011 Annual Meeting on the frequency of say-on-pay votes, we plan to present a say-on-pay vote every year.

We encourage stockholders to review the Compensation Discussion and Analysis included in this proxy statement. Our executive compensation program has been designed to implement the Company’s compensation philosophy of paying for performance by making decisions based on promoting the Company’s corporate mission statement and creating long term stockholder value. This philosophy is evidenced by the following:

¡	We provide a significant part of executive compensation in the form of at-risk annual incentive and long term incentive compensation; for example, we have withheld or reduced payments under our incentive programs when financial measures have not been fully achieved.

¡	Our annual incentive and long term incentive opportunities are substantially based on corporate financial measures closely correlated with achieving long term stockholder value, such as earnings per share, revenue growth targets, pre-tax operating margins and total shareholder return. Annual and long term incentive opportunities also reflect the impact to the current year income for new contracts awarded that drive future revenue growth and take into account the costs associated with the contract procurements which occur prior to revenue generation.

¡	We provide a mix of short term and long term and cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages, motivating our executives without fostering excessive risk-taking and linking Executive Officer compensation with the creation of long term stockholder value.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of those NEOs listed in the Summary Compensation Table of this proxy statement, who we refer to in this proxy statement as the NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC), including the Compensation Discussion and Analysis and the tabular and narrative disclosure included herein under “Information about Executive Compensation”.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee strongly considers the views of the Company’s shareholders when making compensation decisions. Additionally, the Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Please see the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the actions the Committee took during 2014 based on shareholder feedback.

The Board recommends a vote “FOR” the approval of the compensation of the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2014. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. Stockholder ratification of this selection is not required by our By-Laws or other applicable legal requirements. Our Board of Directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our and our stockholders’ best interest.

We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

The following table discloses the aggregate fees billed in 2014 and 2013 by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2014	2013
Audit Fees	$3,530	$2,653
Audit-Related Fees	205	190
Tax Fees	—	—
All Other Fees	600	85

Audit-related fees in 2014 and 2013 consist primarily of fees for operational control reviews. All Other fees in 2014 and 2013 consist primarily of fees for compliance assessment services.

The Audit Committee has adopted policies and procedures relating to the approval of all audit, audit-related, tax and other services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit, audit-related, tax or other services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

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PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve audit audit-related, tax or other services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit, audit-related and other fees for 2014 and 2013 were pre-approved by the Audit Committee or the Audit Committee Chairman, and no fees were paid under the de minimis exception to the audit committee pre-approval requirements.

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PROPOSAL FOUR: RATIFICATION OF AN AMENDMENT TO COMPANY’S BY-LAWS TO INCLUDE A FORUM SELECTION CLAUSE

Proposal Four: Ratification of an Amendment to Company’s By-Laws to Include a Forum Selection Clause

On February 2, 2015 the Board of Directors adopted an amendment to the Company’s By-Laws to specify that the sole and exclusive forum for certain actions involving the Company shall be the Court of Chancery of the State of Delaware (or certain other courts if such court lacks jurisdiction), unless the Company consents in writing to the selection of an alternative forum. Under the exclusive forum provision, stockholders are deemed to have given consent to personal jurisdiction for such actions in such forum. Stockholder approval is not required for the By-Law amendment, but the Board has determined to seek a vote of the stockholders to ratify it on an advisory basis.

The full text of the By-Law amendment is attached to this proxy statement as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares.

Reasons for Forum Selection By-Law

The Board believes that the forum selection By-Law is in the best interests of stockholders because it assists Centene with providing a streamlined, efficient and organized process for resolution of certain intra-corporate disputes. The By-Law helps to avoid multiple lawsuits, including derivative suits brought on behalf of the Company, in multiple jurisdictions on matters relating to the corporate law of Delaware which governs most of such disputes.

The Delaware Court of Chancery has deep experience, special expertise, and streamlined procedures when resolving disputes concerning Delaware corporate law. This provides Centene and its stockholders with more predictability regarding the outcome of intra-corporate disputes and can limit the time, cost, and uncertainty of litigation for all parties. The selection of the Delaware Court of Chancery as the exclusive forum for certain disputes would reduce the risks that Centene could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

The forum selection By-Law only regulates the forum where stockholders may file claims relating to the specified intra-corporate disputes. The By-Law does not restrict the ability of stockholders to bring such claims, nor the remedies available if such claims are ultimately successful. Also, the By-Law permits Centene to consent to the selection of an alternative forum if such other forum is in the best interests of Centene’s stockholders.

The Board is aware that certain proxy advisors, and even some institutional investors, follow guidelines that do not support an exclusive forum clause such as the By-Law amendment unless the Company can show it already has suffered material harm as a result of multiple shareholder suits filed in different jurisdictions regarding the same matter. The Board believes this position fails to adequately take into account the prevalence of such litigation generally and the recent increase in stockholder litigation over proxy statement disclosures that threatens to delay or prevent a stockholder meeting at significant cost to the Company. These cases have often been filed in a state other than the defendant corporation’s home state, or in multiple states by multiple lawyers, forcing one or more courts generally less familiar with the relevant laws to interpret and apply those laws, often under a very tight time frame.

The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify, on an advisory basis, the amendment to Centene’s By-Laws to include a forum selection clause. Although the vote is advisory and will not be binding upon the Board, the Board intends to repeal the By-Law amendment if stockholder approval is not obtained.

The Board recommends that stockholders vote “FOR” the ratification, on an advisory basis, of an amendment to the Company’s By-Laws to include a forum selection clause.

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AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter, which was last amended in February of 2009, outlines the Audit Committee’s duties and responsibilities. The Audit Committee reviews the charter annually and works with the Board of Directors to amend the charter based on the Audit Committee’s evolving responsibilities. The Audit Committee charter is available on the Company’s website at www.centene.com/investors/corporate-governance.

The Audit Committee of the Company’s Board of Directors consists of three non-employee directors who are independent under the rules of the NYSE, the rules of the SEC and the Company’s Standards for Director Independence. All of the Audit Committee members are considered Audit Committee Financial Experts as defined by the SEC. The Audit Committee assists the Board of Directors in its oversight of the accounting and financial reporting process of the Company. Specifically, the Audit Committee has responsibility for providing independent objective oversight of the accounting and financial reporting process of the Company, selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee and oversees the performance of the Company’s internal audit function.

Management has the primary responsibility for the preparation of the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company’s internal auditors, for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles in the United States of America, and auditing management’s assessment of the effectiveness of internal control over financial reporting. KPMG LLP has served as the Company’s independent registered public accounting firm since 2005.

Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit Committee met and held discussions with management and KPMG LLP to review and discuss the financial statements and the Company’s internal control over financial reporting. The Audit Committee has also discussed with KPMG LLP the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed by PCAOB Auditing Standard No. 16, Communication with Audit Committees. KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP their independence with respect to the Company, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

In fulfilling its oversight responsibilities for reviewing the services performed by KPMG LLP, the Audit committee has the sole authority to select, evaluate and replace the outside auditors. The Audit Committee discusses the overall scope of the annual audit, the proposed audit fee, and annually evaluates the qualifications, performance and independence of KPMG LLP as independent registered public accountants and the performance of its lead audit partner. The Audit Committee meets

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AUDIT COMMITTEE REPORT

regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their respective examinations, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

Based upon the review and discussions with the Company’s management and KPMG LLP referred to above, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Committee also reappointed KPMG LLP to serve as the Company’s independent registered public accounting firm for 2015.

AUDIT COMMITTEE

John R. Roberts, Chair

Frederick H. Eppinger

Pamela A. Joseph

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Information About Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and our annual report on Form 10-K.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair

Orlando Ayala

Pamela A. Joseph

David L. Steward

Tommy G. Thompson

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis (CD&A)

This CD&A describes the principles, objectives, and compensation policies and arrangements of our executive compensation program which is generally applicable to each of our senior officers. This CD&A focuses primarily on our Chairman & CEO and the other executive officers included in the Summary Compensation Table, whom we collectively refer to in this proxy as our NEOs. For 2014, our NEOs were:

¡	Michael F. Neidorff, Chairman, President and Chief Executive Officer

¡	William N. Scheffel, Executive Vice President, Chief Financial Officer and Treasurer

¡	Carol E. Goldman, Executive Vice President, Chief Administrative Officer

¡	Jesse N. Hunter, Executive Vice President, Chief Business Development Officer

¡	Donald G. Imholz, Executive Vice President, Operations and Chief Information Officer

The contents of this CD&A are organized as follows:

SECTION 1— 2014 Executive Summary
SECTION 2— 2014 Compensation Decisions	• Alignment of Pay and Performance
• 2014 Review

• 2014 Base Salaries

• 2014 Annual Cash Incentives

• 2014 Long Term Incentive Awards and Performance Evaluation

• 2012-2014 Cash LTIP Award Targets and Performance Evaluation

• 2014-2016 Cash LTIP Award Targets and Performance Evaluation

• Pay Mix
SECTION 3— Compensation Philosophy	• Results of the April 2014 “Say-on-Pay” Vote & Changes to the Compensation Program in 2014
• 2015 Changes

• Overview of the Compensation Program

– Healthcare Industry Managed Care Peer Group

– General Industry High-Performing Peer Group

• Benchmarking Methodology

• Base Salaries

• Annual Cash Incentive

• Long Term Incentives

• Cash LTIP Award Performance Targets

• Other Benefits
SECTION 4— Other Compensation Policies and Information	• Stock Ownership Guidelines
• Pledging Policy
• Risk Disclosure

• Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements

– CEO Employment Agreement

– Severance and Change in Control Agreements

• Deductibility of Executive Compensation

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COMPENSATION DISCUSSION AND ANALYSIS

SECTION 1—2014 Executive Summary

We compete for business and talent with publicly held managed care organizations (including Aetna, Inc., Anthem, Inc., CIGNA Corp., Health Net, Inc., Humana, Inc., Molina Healthcare, Inc., UnitedHealth Group Inc. and WellCare Health Plans, Inc.) and with regional and local for-profit and not-for-profit organizations. Our strong execution and management of government sponsored programs has resulted in our achieving industry leading growth rates and total returns for our shareholders.

In 2014, our performance included:

¡	Premium and service revenues of $15.7 billion, an increase of 49% over 2013.

¡	Diluted earnings per share (EPS) of $2.23, an increase of 56% over 2013.

¡	Total operating cash flows of $1.2 billion.

¡	Return on Equity of 18%.

¡	Stock price increase of 76%.

The Company’s stock price compound annual growth rate (CAGR) compared to the S&P Supercomposite Managed Healthcare Index (S&P SMHI) as follows:

	% Increase		Centene % of S&P SMHI Increase
	Centene	S&P SMHI
1 Year	76%	33%	230%
3 Year	38%	26%	146%
5 Year	37%	24%	154%

Our three year Compound Annual Growth Rates (CAGR) have been:

¡	Premium and service revenues of 46%;

¡	Diluted EPS of 25%; and

¡	Stock Performance of 38%;

all of which are industry leading performances.

In addition, during 2014 our market capitalization grew to over $6.1 billion, resulting in the addition of Centene to the Russel 1000 Index and the S&P MidCap 400 Index.

Note:	In February 2015, the Board of Directors declared a two-for-one split of Centene’s common stock in the form of a 100% stock dividend distributed on February 19, 2015 to stockholders of record on February 12, 2015. All share, per share and stock price information presented in this proxy statement, including EPS performance targets, has been adjusted for the two-for-one stock split.

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COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2—2014 Compensation Decisions

Alignment of Pay and Performance

In 2014, the Company continued to balance aggressive revenue growth organically and through acquisitions while continuing to improve pre-tax margins, which is a key part of our strategy to promote long term shareholder value in a competitive business environment. As the Compensation Committee reviewed our NEO’s compensation, the Committee considered these aspects in conjunction with our executive compensation program of recognizing pay for performance through the following three primary components:

In recognition of the Company’s extraordinary 2014 performance, the high growth rate over the past 3 years and the Board of Directors’ acknowledgment of the importance of our CEO’s leadership, the Compensation Committee analyzed his total compensation for the past 10 years and awarded total compensation in 2014 that continues to mirror the tremendous growth in our TSR over the last five years. Our CEO’s total compensation alignment with the Company’s Total Shareholder Return is represented in the following graph:

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Review

It is important to recognize that the Compensation Committee reviewed the pay components in the table below. The table demonstrates that the CEO’s compensation is linked to the Company’s 2014 performance (performance based RSUs awarded in 2013 are earned based on 2014 performance), which is different from the disclosure in the “Summary Compensation Table.” The review of the following data indicated that Mr. Neidorff’s total target 2014 compensation was within the range of the Company’s pay philosophy of paying within the 50th percentile and 75th percentile (as performance warrants) of the Healthcare Industry (HCI) peer group, with data size adjusted, and the general industry (GI), with data regressed, at $15 billion and $30 billion in revenue ($ in millions):

		Healthcare Insurance Industry Peer Group[1]				General Industry Peer Group[2]
		$15 Billion		$30 Billion		$15 Billion		$30 Billion
Pay Component	Centene Target	50th %	75th %	50th %	75th %	50th %	75th %	50th %	75th %
Annualized Base Pay	$1.2	$1.2	$1.3	$1.3	$1.5	$1.3	$1.5	$1.5	$1.7
Annual Incentive Target	1.8	1.7	2.0	2.0	2.3	2.2	2.5	2.8	3.0
Long Term Incentive Awards	10.3	7.9	9.2	9.2	10.6	9.9	13.4	13.5	18.2
Total Target Compensation	$13.3	$10.8	$12.5	$12.5	$14.4	$13.4	$17.4	$17.8	$22.9

[1]	Healthcare Insurance Industry Peer Group (16 companies) discussed in Section 3 the CD&A under the heading “Healthcare Industry Managed Care Peer Group.”

[2]	General Industry Peer Group (31 companies) discussed in Section 3 of the CD&A under the heading “General Industry High-Performing Peer Group.”

The following table summarizes the Company’s target compensation compared to each peer group.

50th Percentile		75th Percentile
Total Target ($ in millions)	Revenue Analysis	Total Target ($ in millions)	Revenue Analysis
$10.8	HCI at $15 billion	$12.5	HCI at $15 billion
$12.5	HCI at $30 billion	$13.3	Centene
$13.3	Centene	$14.4	HCI at $30 billion
$13.4	GI at $15 billion	$17.4	GI at $15 billion
$17.8	GI at $30 billion	$22.9	GI at $30 billion

A similar analysis of peer data sets is performed of the other NEOs’ compensation. The Compensation Committee reviews the performance of each individual and grants increases in base salary and RSUs based on these results.

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2014 Base Salaries

In December 2013, the Compensation Committee evaluated 2014 base salaries and took into account the Company’s 2014 estimated revenue in excess of $13 billion. In 2014, Towers Watson compared our NEOs’ base salaries to market data, and on average, our base salaries for 2014 were between the 50th and 75th percentile of the healthcare insurance industry peer group and of the general industry peer group. Adjustments to base salaries are determined based on merit and market data.

The NEOs were paid competitive base salaries determined by the evaluation of multiple factors: results for the prior year, individual performance, as well as the market value for each specific job. Since Centene is a pay for performance Company, only 7% of the Chief Executive Officer’s and, on average, 15% of the other NEOs’ compensation is fixed.

2014 Annual Cash Incentives

The Compensation Committee rewards NEOs with an Annual Cash Incentive bonus for achieving the Company’s EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee earlier in the year. The Compensation Committee follows a two step process to determine the bonus earned each year:

1.	Achievement of EPS Objective. In December 2013, the Compensation Committee determined that if the company reached its 2014 EPS target of $1.83, then a bonus would be paid at target based on each NEO’s contribution to that target. In addition, the Compensation Committee also determined that if the Company exceeded its EPS target by more than 120%, the Company may pay at 150% of target with the possibility to exceed this target if individual goals were met. Since the Company’s 2014 diluted EPS from continuing operations were $2.23 (122% of target), the Compensation Committee determined to pay the NEOs at the 150% of target.

2.

Evaluation of Individual Performance. In addition, each NEO’s individual performance was assessed by management and the Compensation Committee against the pre-determined objectives mentioned above. If these pre-determined objectives were met, exceeded or not met, then the annual bonus could equal, exceed or be less than 150% of target. Included in each NEO’s

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determination is the achievement of an individual goal related to risk management. A summary of each NEO’s performance along with their 2014 Annual Cash Incentives is as follows:

Name	Individual Performance	2014 Annual Cash Incentive ($)	Target (% of Salary)	% of Target Paid
Michael F. Neidorff	• Exceeded 2014 Premium & Service Revenues and Diluted EPS guidance provided in December 2013. • Expanded domestic footprint to 23 states. • Executed on international strategy including investments in Spain and the United Kingdom. • Drove a 76% increase in the stock price during 2014, expanding market capitalization to over $6.1 billion.	$3,600,000	150%	200%
William N. Scheffel	• Exceeded consolidated financial performance targets including revenue growth, earnings, operating cash flow and G&A expense leverage. • Issued $300 million of Sr. Notes and corresponding interest rate swap. • Successfully obtained contract amendments to provide for the reimbursement of the Health Insurer Fee including the related gross-up for the associated income tax effects.	$1,000,000	75%	185%
Carol E. Goldman	• Centralized the recruiting function for all business units; filled 4,600 new positions in 2014. • Successfully implemented full scale, corporate-wide Human Capital Management system.	$750,000	75%	182%
Jesse N. Hunter	• Exceeded financial specialty company performance targets including revenue and earnings. • Executed multiple new joint venture investments. • Won 100% of all re-procurements and 75% of new market procurements in 2014.	$825,000	75%	183%
Donald G. Imholz	• IT Operations capacity doubled in 2014 to support growth; availability and response times improved. • Improved 2014 claims productivity. • Improved 2014 provider data management productivity by reducing the cost per provider by 19%.	$625,000	75%	159%

Based on the Company meeting its diluted EPS goal, increasing pre-tax income and increasing Premium and Service Revenues from continuing operations to $15.7 billion, the Compensation Committee reviewed the Chief Executive Officer’s performance during 2014 and recommended to the Board of Directors that an annual bonus of $3.6 million be awarded to Mr. Neidorff. The bonus, which was 200% of his target, is representative of the Company’s outstanding year. In addition, other NEOs received an annual bonus that exceeded their targets by 59% to 85% based on an evaluation of 2014 performance.

The Company has always met with its largest shareholders and held bi-annual investor meetings in June and December of each year. Additionally, management routinely interacts with shareholders on a number of matters, including executive compensation. We have carefully considered shareholder feedback, and accordingly, the Company has agreed that all NEOs’ annual incentive bonuses will be capped at a maximum of 200% of target.

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2014 Long Term Incentive Awards and Performance Evaluation

Equity vehicles granted to our NEOs in December 2014 were as follows:

¡	Performance based RSUs (PSUs)—based on the Company reaching the 2015 diluted EPS target outlined below. If the performance condition is achieved, then 33.3% of earned PSUs will vest in February 2016 with the remaining 66.7% vesting evenly over the second and third anniversaries of the grant date thereafter.

Calculation of Performance Condition Achievement
Diluted EPS	% of Target Achieved	% PSUs Earned
$2.60	100%	100%
$2.47	95%	95%
$2.34	90%	90%
$2.21	85%	85%
$2.08	80%	80%
$2.07	79% and below	—

¡	Service based RSUs—33.3% vest annually based on service to the Company.

¡	Cash Long Term Incentive Plan (LTIP)—based on meeting certain performance criteria for the 3 year performance period (2015-2017) as discussed on page 38.

In December 2013, the NEOs were awarded PSUs with a performance target of diluted EPS of $1.83. In February 2015, the Compensation Committee reviewed the 2014 diluted EPS of $2.23 achieved compared to the EPS target of $1.83 and determined that the performance condition on the December 2013 awards was achieved. 33.3% of earned PSUs vested in February 2015 with the remaining 66.7% vesting evenly over the second and third anniversaries of the grant date

2012-2014 Cash LTIP Award Targets and Performance Evaluation

In December 2011, the Compensation Committee established a minimum 3.0% pre-tax margin and minimum 8% premium and service revenue compound annual growth rate (CAGR) threshold for payout under the 2012-2014 Cash LTIP. While the Company achieved the minimum revenue growth target for the 2012-2014 cycle, the Company did not meet the pre-tax earnings threshold. Therefore, no payouts were made for the 2012-2014 Cash LTIP.

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2014-2016 Cash LTIP Award Targets and Performance Evaluation

In December 2013, the Compensation Committee established a target 3.0% pre-tax margin, a target 20% premium and service revenue compound annual growth rate (CAGR) and 50th percentile relative TSR target for payout under the 2014-2016 Cash LTIP. Awards to the NEOs made in December 2013 for the 2014-2016 cycle were as follows:

Name	Threshold ($)	Target ($)	Maximum ($)
Michael F. Neidorff	112,500	1,800,000	3,600,000
William N. Scheffel	43,125	690,000	1,380,000
Carol E. Goldman	31,250	500,000	1,000,000
Jesse N. Hunter	35,625	570,000	1,140,000
Donald G. Imholz	31,250	500,000	1,000,000

Pay Mix

Our pay for performance philosophy can be further depicted by the following graph, which represents our total compensation mix. The graph illustrates the 2014 values contained in the Summary Compensation Table as percentages of total compensation. The values in the “All Other Compensation” column of the Summary Compensation Table have been excluded from this illustration.

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SECTION 3—Compensation Philosophy

The following principles guide the Company’s compensation philosophy:

¡	Pay for Performance—Our overall compensation philosophy is to pay for performance. An executive’s compensation is directly linked to performance and the achievement of both Company and individual goals. Superior performance and the achievement of goals results in higher compensation.

¡	Create Long Term Stockholder Value—Both performance-based and service-based stock awards with meaningful retention requirements are used to encourage sustained shareholder value creation.

¡	Foster a Culture of Risk Management and Compliance—A portion of NEO compensation is based on meeting individual goals that align with our corporate mission statement and contribute to a culture that promotes compliance with rules, regulations and the Company’s vision and values and rewards those who mitigate business risks.

¡	Attract and Retain Top Executive Talent—We offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long term Company performance in a high growth company.

Results of the April 2014 “Say-on-Pay” Vote & Changes to the Compensation Program in 2014

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our April 2014 Annual Meeting, approximately 72% of our shareholders voted to approve our fiscal 2013 executive compensation program.

While this reflected continued support of our executive compensation programs, this level of support was a decline from the prior two years’ advisory votes. While shareholders expressed a wide variety of views about executive compensation, we valued the insights we received as we reached out and gained a more thorough understanding of their comments. As a result of feedback from our shareholders, the Company made the following changes to its compensation program during 2014:

What We Heard	What We Did	When Effective
Pledging of company stock should be prohibited	Eliminated pledges for all Board Members & NEOs	Current
Annual Incentive Plan is difficult to understand / determine how incentives are awarded	Redesigned the Annual Incentive Plan to be formula based	Annual incentive awards for 2015
Annual Incentive Plan should contain payment limits	Maximum payout of 200% of target	Annual incentive awards for 2014
Performance based RSUs should use a different metric than the Annual Incentive Plan, and the period of performance should be longer than one year	Moved to a three year performance period containing two or more of the following performance metrics: revenue growth, pre-tax margin, and TSR	Awards granted in 2015
Employment contracts should not contain change in control excise tax gross-up	All NEOs’ contracts have been amended to eliminate tax gross up upon CIC	February 2015

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2015 Changes

Based on shareholder feedback, the Compensation Committee has made the following changes for 2015:

¡	Annual Cash Incentive Plan—80% of each award will be aligned with diluted EPS targets, and the remaining 20% of each award will be aligned with individual performance objectives. The Annual Cash Incentive Award will be calculated as follows, with a maximum payout of 200% of target:

¡	Performance Based RSUs—Performance targets for awards granted during the December 2015 cycle will contain two or more of the following three-year performance metrics: revenue growth, pre-tax margin, and TSR. Awards will vest at the end of the three-year performance period.

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Overview of the Compensation Program

The Compensation Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do

✓ Pay for Performance A significant portion of our NEOs’ compensation is tied to performance with clearly articulated financial goals.	✓ Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and conduct a broad risk assessment annually.

✓ Competitive Compensation Each component of the NEOs’ annual total direct compensation is targeted to the 50th percentile for both the Health Care Industry peer group and the General Industry peer group.

✓ Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is 5x annual base pay; other NEOs’ requirements are 2.5x annual base pay.

✓ Equity Grants Reward Future Performance Annual stock grants currently vest ratably over a three-year period. Beginning in 2015, grants will vest at the end of the three-year period based on two or more three-year performance metrics.

✓ Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.
✓ Formula Based Annual Incentive Plan Beginning in 2015, awards under the Annual Cash Incentive plan will be formula based.	✓ Independent Compensation Consultant The Compensation Committee retains Exequity to advise the Committee on executive compensation matters.
✓ Tally Sheets Tally sheets and wealth accumulation analyses for each NEO are reviewed annually before making compensation decisions.
What We Don’t Do

✗ Excessive Risk-Taking in Our Compensation Programs The Long Term Incentive Plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.

✗ No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to company stock.
✗ No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.

✗ No Backdating or Repricing of Stock Options Stock options never are backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.

✗ No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a ‘double-trigger’ change in control condition.

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COMPENSATION DISCUSSION AND ANALYSIS

Centene must leverage its compensation and benefit programs to attract the best talent to compete and achieve aggressive operating objectives. Therefore, Centene views both private equity firms and competitors with larger revenue bases as significant competition for talent. Centene also recognizes that our Company is a source for these firms and competitors to recruit talent if the appropriate compensation programs are not in place at Centene.

For the components of target total compensation, the Compensation Committee’s competitive objectives are for:

¡	base salaries to approximate the 50th percentile of similarly-sized organizations, based on revenues. The 50th percentile will be targeted in most instances; however, up to the 75th percentile is considered when recruiting talent from significantly larger companies and private equity firms or when the experience of the executive dictates a higher base salary;

¡	annual bonus targets to approximate the 50th percentile of similarly-sized organizations; and

¡	long term incentive targets to approximate the 50th percentile of similarly-sized organizations.

The goal of these objectives is that based on individual performance, actual total compensation will fall at the 50th percentile of total market based compensation for both the healthcare insurance industry peer group and the general industry peer group for expected performance and between the 50th and 75th percentile based on extraordinary performance.

In order to achieve these objectives, the Compensation Committee establishes target, market-based total compensation levels (e.g., base salary, annual bonus target and long term incentives) from market data from two different peer groups:

A. Healthcare Industry Managed Care Peer Group

Using the Standard and Poor’s Global Industry Classification System (GICS) codes, Towers Watson analyzed the managed care industry and determined there are three key segments in the industry:

¡	Managed Healthcare Companies

¡	Healthcare Facilities

¡	Healthcare Services

Based on further review by Towers Watson, the following companies were included in the Company’s Healthcare Industry Managed Care Peer Group for use in determining compensation for NEOs for 2015. The median revenue of these 16 companies was $11.4 billion.

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B. General Industry High-Performing Peer Group

Since there is a market for executive talent both within and outside our industry, we also look at comparable companies that replicate the high growth rates the Company has achieved. Therefore, the market data the Compensation Committee utilizes includes not only the healthcare insurance industry managed peer group of 16 companies, but also a general industry peer group of 31 companies also developed by Towers Watson. The median revenue of these 31 companies was $9.4 billion with revenue ranging from $5 billion to $29 billion. The Compensation Committee believes that including this broader range of companies is likely to provide a more representative depiction of the overall competitive market for talent, as evidenced by several of our executives who came from companies outside of our industry. Towers Watson developed this group from its Executive Compensation Database and determined that each company in the group would meet at least three of the following criteria:

¡	5-year average return on invested capital > 10%

¡	5-year revenue growth > 10%

¡	5-year EPS growth > 10%

¡	5-year TSR > 10%

Benchmarking Methodology

The Compensation Committee engaged Towers Watson to gather, analyze and summarize the market data from the Towers Watson Executive Compensation Database for the CEO and the other four NEOs. In addition, the Compensation Committee reviewed additional data sources from Exequity in determining the compensation for the CEO. As mentioned previously, Exequity was retained independently by the Compensation Committee to provide recommendations for the CEO’s compensation.

For this analysis, we size adjusted the healthcare industry peer data to $15 billion in revenue to approximate the Company’s estimated 2014 revenue, and the compensation data was similarly adjusted to reflect the 50th and 75th percentile for base salary, target bonus, long term incentives and target total compensation of a $15 billion company. These adjusted values were used as the basis of comparison for our executives’ compensation. Regression analysis was also performed using the general industry peer group market data. In addition to evaluating the compensation at $15 billion in revenue, the Compensation Committee also reviewed the data adjusted to $30 billion to reflect the estimated future revenue based on our growth pattern. The Company’s projected revenue for 2015 is in excess of $20 billion. The Compensation Committee specifically recognized that some of the companies (for example, Anthem, Inc. and UnitedHealth Group Inc.) are significantly larger than Centene. However, large outliers have no impact on the median.

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COMPENSATION DISCUSSION AND ANALYSIS

All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both the market data and the Compensation Committee’s competitive objectives. In addition, the Compensation Committee annually reviews a tally sheet for each NEO, which includes the current value of all outstanding equity-based awards, benefits and perquisites, as well as potential payments under change in control agreements. The Compensation Committee uses the tally sheets to analyze each NEO’s base salary, annual incentive target and long term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation.

Base Salaries

While reviewing market data from Exequity and Towers Watson to determine appropriate annual base salaries, the Compensation Committee also considers:

¡	the Chief Executive Officer’s compensation recommendations for all other NEOs;

¡	the scope of responsibility, experience, time in position and individual performance of each officer, including the Chief Executive Officer;

¡	the effectiveness of each executive’s leadership performance and potential to enhance long term stockholder value; and

¡	the internal equity.

Annual Cash Incentive

The Compensation Committee rewards NEOs with an Annual Cash Incentive bonus for achieving the Company’s EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee earlier in the year. The Compensation Committee follows a two-step process to determine the amount of bonus earned each year:

1.	The Company must meet a specific EPS objective during the year before any payments may be made. If the Company does not meet its threshold performance, no payments are made. For example, in 2012, the Company did not reach its threshold EPS objective and, accordingly, no annual bonuses were paid.

2.	In addition, each NEOs’ individual performance is assessed by Management and the Compensation Committee against the pre-determined objectives. If these pre-determined objectives were met, exceeded or not met, then the annual bonus could equal, exceed or be less than 150% of target, respectively. Included in each NEO’s determination is the achievement of an individual goal related to risk management.

The determination of individual awards under our bonus plan are approved by the Compensation Committee based primarily upon:

¡	business performance versus our business plan;

¡	the effectiveness of each executive’s leadership performance and potential to enhance long term stockholder value;

¡	targeted bonus amounts, which are based upon market data; and

¡	the recommendation of the Chief Executive Officer (for all NEOs other than the CEO).

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Long Term Incentives

Our long term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short term thinking with long term successes and align executive and stockholder interests. TSR, revenue growth, and pre-tax operating margin targets as well as competitive market practices are all used by the Compensation Committee in determining long term incentives.

These long term incentives take the form of the following:

¡	Performance Based Restricted Stock Units (PSUs) which are based on meeting pre-determined performance goals (an annual EPS target for 2014 grant) and vest over three years if the target is met.

¡	Restricted Stock Units (RSUs) which vest over three years.

¡	Cash Long Term Incentive Plan (Cash LTIP) which is based on meeting three year TSR, pre-tax margin and revenue growth metrics.

Long term incentives are provided both through equity (PSUs and RSUs) and cash, ensuring that the maximum number of shares of common stock granted in any calendar year (excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice. Excluding acquisitions, the Company does not annually grant equity compensation exceeding 2% of the outstanding shares of the Company. PSUs and RSUs are normally granted at the annual December Compensation Committee meeting, but may also be awarded at other Compensation Committee meetings for a promotion, extraordinary performance, a newly hired executive or as determined by the Compensation Committee.

Cash LTIP Award Performance Targets

The Compensation Committee utilizes the Cash LTIP, which is a three year performance program, to complement the stock incentive plan, manage dilution and supplement the number of shares available under the Company’s stock incentive plan. Each NEO is awarded a grant at the beginning of the three-year cycle based on the following targets:

¡	Chairman & CEO—150% of Prior Year’s Annual Salary

¡	Other NEOs—100% of Prior Year’s Annual Salary

Cash awards are paid annually, if earned, after completion of each 3 year performance cycle, and targets are announced annually prior to the beginning of each 3 year performance cycle.

The Compensation Committee sets performance targets at levels it believes to be rigorous and challenging. The performance criteria may include any of the metrics identified in the plan document. The Compensation Committee may determine that the performance parameters used to measure the appropriate pay out include or exclude items which are deemed extraordinary. These items include but are not limited to those stated in the plan document.

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In order for a NEO to earn a Cash LTIP payout, at least one of the following metric thresholds must be achieved: pre-tax margin percentage, revenue growth percentage or TSR relative to the healthcare insurance industry peer group. These metrics are applicable for the 2013-2015 cycle (awarded in December 2012), the 2014-2016 cycle (awarded in December 2013) and the 2015-2017 cycle (awarded in December 2014).

Operating Component
Performance Metric	Incentive Weight	Metric Criteria			Plan Payout (% of Target)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Pre-Tax Margin	37.5%	2.5%	3.0%	4.0%	50%	100%	200%
Revenue Growth	12.5%	15.0%	20.0%	25.0%	50%	100%	200%

Relative TSR Component (50% Weight)
Relative TSR Rank	Plan Payout (% of Target)
90th Percentile	200%
75th Percentile	150%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

Other Benefits

We provide our NEOs with a defined contribution 401(k) retirement program. This defined contribution 401(k) retirement program is the same program that is generally provided to all our employees. We also provide our NEOs with a non-qualified deferred compensation plan to make up for matching contributions that are capped by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our NEOs with a defined benefit retirement program. We also do not provide retiree medical coverage to our NEOs, with the exception of Mr. Neidorff, as specified in his employment agreement.

With respect to most other benefits, the benefits provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. We require all NEOs to have their tax returns prepared or reviewed by an independent certified public accounting firm. Due to this requirement, costs related to these services are paid by the Company. In addition, each NEO has the option to use a financial advisor for fees that do not exceed $11,000 annually in total for both tax preparation and financial advisement.

The Board of Directors believes that additional security is required for the position of Chairman, President and Chief Executive Officer and other NEOs. Pursuant to a policy implemented by our Board, Mr. Neidorff is required to use Company provided aircraft for all air travel. We also have an aircraft time sharing agreement with Mr. Neidorff that permits him to reimburse us for incremental costs when he uses the aircraft for personal travel. In addition, we provide home security services to Mr. Neidorff. Mr. Neidorff’s personal use of Company aircraft and home security services are fully taxable to him and are not grossed up to cover his personal income tax liability. Home security services are also provided to our NEOs, and these costs are also fully taxable to them and are not grossed up to cover any personal income tax liability.

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SECTION 4—OTHER COMPENSATION POLICIES AND INFORMATION

Stock Ownership Guidelines

Centene utilizes stock ownership guidelines for our NEOs, corporate officers and Board of Directors. We believe that ownership of our stock helps align the interests of our executives and stockholders and encourages executives to act in a manner that is expected to increase stockholder value. The stock ownership guidelines for our officers are as follows:

Minimum Ownership Requirement as a Percentage of Base Salary
Chairman, President and Chief Executive Officer	5x
Executive Vice President	2.5x
Senior Vice President	2x
Plan & Specialty Company Presidents and Corporate Vice Presidents	1x

The Compensation Committee annually reviews the stock ownership levels of the Board of Directors and all officers. Future stock awards take into consideration the executive’s level of attainment of the suggested stock ownership amount. The Compensation Committee may elect to award the annual incentive to an executive in stock instead of cash if the suggested stock ownership amount is not achieved.

Officers who fail to achieve these ownership levels may not be eligible to receive any stock-based awards until they achieve their required ownership level. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), unvested RSUs, shares owned in a self-directed IRA, “phantom shares” held in the deferred compensation plan and certain shares owned or held for the benefit of a spouse or minor children are counted toward the guidelines. Options and unearned PSUs are not counted toward the ownership guidelines.

The Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting or payout of any RSU award granted under our stock incentive plan (net of any shares used to satisfy tax obligations) for one year following such vesting or payout. An executive may substitute the tax basis of the shares under restriction for other shares held outright.

As of the close of the last fiscal year and the date of this report, all NEOs subject to the ownership guidelines are in compliance with the guidelines. At $51.93 per share (the December 31, 2014 closing stock price), ownership percentages of our executive officers were as follows:

Name	Ownership as a Percentage of 2014 Base Salary
Michael F. Neidorff	154.6x
William N. Scheffel	13.3x
Carol E. Goldman	14.7x
Jesse N. Hunter	17.6x
Donald G. Imholz	16.2x

Our stock ownership guidelines for members of our Board of Directors require them to own 40,000 shares of common stock. As of December 31, 2014, all Directors were in compliance with this requirement.

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Pledging Policy

In February 2014, the Board of Directors amended the Company’s insider trading policy to prohibit pledging of shares by executive officers and members of the Board of Directors. As of February 27, 2015, all executive officers and directors were in compliance with this policy.

Risk Disclosure

The Compensation Committee is aware of the consequences to companies that have not appropriately balanced risk and rewards in executive compensation. The Compensation Committee believes that the emphasis on long term performance in the stock incentive plan and the Cash LTIP results in an overall compensation program that does not reward excessive risk-taking for the Company. Risk is further limited by the ownership guidelines mentioned previously and a clawback provision that provides that any cash bonuses that are paid from the annual incentive plan or vesting of performance based RSUs that are a result of material financial impropriety (as defined by the Audit Committee of the Board of Directors), including but not limited to financial restatements due to these improprieties, may result in any officers becoming obligated to pay back the amount to the Company.

The Company’s compensation strategy is intended to mitigate risk by emphasizing long term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. A recent review of the Company’s compensation programs did not identify any programs that unduly incentivize employees to take any excessive risks.

Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements

CEO Employment Agreement

Michael F. Neidorff serves as Chairman of our Board of Directors and our President and Chief Executive Officer pursuant to an employment agreement dated November 8, 2004 (as amended). Under this agreement, we currently pay Mr. Neidorff an annual salary of $1.2 million, which is subject to an annual review by our Board of Directors. Mr. Neidorff is eligible for a target annual incentive of 150% of base salary. The agreement also awarded Mr. Neidorff 2,000,000 RSUs as of November 8, 2004. Of these RSUs, 60% vested in 2009 and the remaining 40% vested ratably from 2010 through 2014. The RSUs and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment or (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Code.

In 2013, the Board of Directors and Mr. Neidorff agreed to extend the contract beyond the previous termination date to ensure continuity in the business and an orderly transition of leadership in 2017. The amendment eliminated the “single trigger” for severance payment following a change of control by amending the definition of “good reason” to eliminate his ability to terminate his employment for any reason during the one month period beginning on the six-month anniversary of a change in control of the Company. It also eliminated tax gross-up benefits for excise taxes payable upon change in control; extended the term of the employment agreement to December 31, 2017; and provided for the grant of 60,000 restricted stock units.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff’s employment may be terminated by the Company for cause or permanent disability, or by Mr. Neidorff for good reason. If Mr. Neidorff is terminated by the Company without cause or if he terminates for good reason, he is entitled to receive salary continuation for a period of 36 months or the remaining term of the agreement, whichever is shorter (but not less than six months), lifetime health and dental coverage (to which he would be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA), lifetime life insurance coverage, lifetime medical insurance for him and his eligible dependent, full acceleration of any unvested stock options or other equity awards held by him, and acceleration of a portion of unvested RSUs awarded pursuant to the agreement based on certain stipulations. Upon a change in control during the term of this agreement, any unvested RSUs and any unvested stock options or other equity awards held by Mr. Neidorff will vest in full.

Severance and Change in Control Agreements

Carol E. Goldman, Jesse N. Hunter, Don G. Imholz and William N. Scheffel serve as executive officers pursuant to executive severance and change in control agreements (the agreements, as amended), and their 2015 annual salaries are $600,000, $630,000, $550,000 and $750,000, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined in the agreements), the executive’s employment is terminated by the Company other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will receive a lump sum cash payment equal to the sum of (1) an amount equal to 24 months of salary, (b) the average of the executive’s last two annual bonuses multiplied by two, and (c) a prorated annual bonus for the year in which the termination occurs. The executive also will receive 18 months of medical coverage. The executive’s existing equity awards will vest in full at the time of a change in control.

The agreements also generally provide that, if an executive’s employment is terminated by the Company other than for cause or by the executive for good reason in the absence of a change in control, the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage and 12 months of continued vesting of the executive’s existing equity awards. These NEOs amended their agreements in February 2015 to eliminate tax gross-up benefits for excise taxes payable upon a change in control.

Under the terms of any new executive employment agreement, if any parts or amounts payable under the agreement are deemed to be “excess parachute payments” within the meaning of Section 280G of the Code or similar provision, the executive will be required to pay any additional taxes.

In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, unless the termination was due to a “hostile takeover” as defined in the agreement. In 2012, the agreements were amended to eliminate the non-compete and non-solicitation provisions under any change in control.

The Board has determined that it is in our best interests and our stockholders’ to assure that we will have the continued dedication of the executive, notwithstanding the possibility, threat, or occurrence of a change in control. The Board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive’s full attention and dedication to the Company, and to provide

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2015 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive’s compensation and benefits expectations and (ii) are competitive with those of other major corporations.

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to its Chief Executive Officer and its three other most highly compensated Executive Officers, excluding the Chief Financial Officer. Some types of compensation, including qualified performance based compensation, will not be subject to the deduction limit if specified requirements are met. In general, we structure and administer our stock incentive plans in a manner intended to comply with the performance based exception to Section 162(m). Additionally, we intend that our Annual Cash Incentive Plan complies with the performance based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock incentive plans, our Annual Cash Incentive Plan or our Long Term Incentive Plan will be treated as qualified performance based compensation under Section 162(m).

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2015 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, about the securities authorized for issuance under our equity compensation plans, consisting of our 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan, 2003 Stock Incentive Plan, 2012 Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	5,617,080	$12.18	5,157,324
Equity compensation plans not approved by stockholders	—	—	—
Total	5,617,080		5,157,324

The number of securities in column (a) includes 1,267,066 options with a weighted-average remaining life of 2.2 years and 4,350,014 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 948,766 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2014, 2013 and 2012. Additional descriptions of each component of compensation for our NEOs is included elsewhere in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name & Principal Position	Year	Salary ($)	Bonus ($)	Performance Based Stock Awards ($)	Service Based Stock Awards ($)	Total Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael F. Neidorff	2014	$1,200,000	$3,600,000	$6,965,000	$6,965,000	$13,930,000	$—	$570,387	[2]	$19,300,387
Chairman, President and Chief Executive Officer	2013	1,200,000	3,000,000	5,773,800	4,246,500	10,020,300	—	292,638		14,512,938
	2012	1,200,000	—	3,429,000	3,429,000	6,858,000	—	416,744		8,474,744

William N. Scheffel	2014	720,000	1,000,000	1,488,750	1,488,750	2,977,500	—	69,216	[3]	4,766,716
Executive Vice President and Chief Financial Officer	2013	690,000	900,000	716,500	716,500	1,433,000	—	40,120		3,063,120
	2012	665,000	—	502,700	502,700	1,005,400	—	52,187		1,722,587

Carol E. Goldman	2014	550,000	750,000	1,091,750	1,091,750	2,183,500	—	72,667	[3]	3,556,167
Executive Vice President and Chief Administrative Officer	2013	500,000	525,000	716,500	716,500	1,433,000	—	44,333		2,502,333
	2012	480,000	—	502,700	502,700	1,005,400	—	54,362		1,539,762

Jesse N. Hunter	2014	600,000	825,000	1,488,750	1,488,750	2,977,500	—	67,312	[3]	4,469,812
Executive Vice President and Chief Business Development Officer	2013	570,000	600,000	716,500	716,500	1,433,000	—	42,346		2,645,346
	2012	550,000	—	502,700	502,700	1,005,400	—	65,949		1,621,349

Donald G. Imholz	2014	525,000	625,000	992,500	992,500	1,985,000	—	71,423	[3]	3,206,423
Executive Vice President, Operations and Chief Information Officer	2013	500,000	500,000	716,500	716,500	1,433,000	—	44,185		2,477,185
	2012	450,000	—	502,700	502,700	1,005,400	—	47,584		1,502,984

[1]	The amounts reported as Stock Awards reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2014 are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2015. There can be no assurance that the grant date fair value of Stock Awards will ever be realized. Stock awards granted in December 2014, 2013 and 2012 to the NEOs consisted of performance based awards and service based awards. The Summary Compensation Table reflects the probable amount of shares to be earned under the performance condition, which is also the maximum.

[2]	All other compensation includes $263,390 of personal use of Company provided aircraft. Pursuant to the policy established by our Board, our Chairman, President and Chief Executive Officer is required to use Company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. For flights on corporate aircraft, the cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service, offset by any timeshare payments by the executive. This charge reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs. We have an aircraft time sharing agreement with Mr. Neidorff under which he is permitted to reimburse us for the incremental costs of his personal use of corporate aircraft consistent with FAA regulations. The other amounts included in other compensation for Mr. Neidorff include $159,709 in life insurance benefits, $118,200 in nonqualified deferred compensation match, tax preparation and financial advisor fees, Company entertainment event tickets, security services, and 401(k) match.

[3]	All other compensation includes nonqualified deferred compensation match, 401(k) match, tax preparation and financial advisor fees, security services, as well as life insurance benefits.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS TABLE

Grants of Plan-Based Awards Table

The following table provides information on 2014 grants of RSUs under the 2012 Stock Incentive Plan, as well as 2014 cash-based grants under the Cash LTIP to each of our NEOs. The grant date fair values of these stock awards are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value ($)[1]
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target
Michael F. Neidorff	12/10/2014	$112,500	$1,800,000	$3,600,000	112,000	140,000	[2]	140,000	$13,930,000
William N. Scheffel	12/9/2014	45,000	720,000	1,440,000	24,000	30,000	[2]	30,000	2,977,500
Carol E. Goldman	12/9/2014	34,375	550,000	1,100,000	17,600	22,000	[2]	22,000	2,183,500
Jesse N. Hunter	12/9/2014	37,500	600,000	1,200,000	24,000	30,000	[2]	30,000	2,977,500
Donald G. Imholz	12/9/2014	32,813	525,000	1,050,000	16,000	20,000	[2]	20,000	1,985,000
[1]	Assumptions used in the calculation of the Grant Date Fair Value are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2015. There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized.

[2]	Equity incentive grants contain a performance condition based upon our 2015 diluted EPS. A ratable 5% reduction from that target for each 5% reduction in EPS will be incorporated, resulting in 0% vesting for EPS more than 20% below the target. Therefore, the maximum payout under these awards is limited to the target.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs held by our NEOs on December 31, 2014:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)[1]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)[2]		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)
Michael F. Neidorff	400,000	—	$12.70	12/13/2015	100,000	[3]	$5,193,000	60,000	[7]	$3,115,800
	192,068	—	12.60	12/12/2016	100,000	[4]	5,193,000	140,000	[8]	7,270,200
	—	—	—	—	150,000	[5]	7,789,500	—		—
	—	—	—	—	140,000	[6]	7,270,200	—		—
William N. Scheffel	—	—	—	—	14,668	[9]	761,709	30,000	[13]	1,557,900
	—	—	—	—	16,666	[10]	865,465	—		—
	—	—	—	—	25,000	[11]	1,298,250	—		—
	—	—	—	—	30,000	[12]	1,557,900	—		—
Carol E. Goldman	15,998	—	12.70	12/13/2015	14,668	[9]	761,709	22,000	[13]	1,142,460
	6,000	—	12.60	12/12/2016	16,666	[10]	865,465	—		—
	—	—	—	—	25,000	[11]	1,298,250	—		—
	—	—	—	—	22,000	[12]	1,142,460	—		—
Jesse N. Hunter	40	—	12.70	12/13/2015	14,668	[9]	761,709	30,000	[13]	1,557,900
	24,000	—	12.60	12/12/2016	16,666	[10]	865,465	—		—
	20,000	—	8.42	4/28/2018	25,000	[11]	1,298,250	—		—
	—	—	—	—	30,000	[12]	1,557,900	—		—
Donald G. Imholz	—	—	—	—	14,668	[9]	761,709	20,000	[13]	1,038,600
	—	—	—	—	16,666	[10]	865,465	—		—
	—	—	—	—	25,000	[11]	1,298,250	—		—
	—	—	—	—	20,000	[12]	1,038,600	—		—
[1]	The option price for each grant is equal to the previous day’s closing market price.

[2]	Upon a change in control, any unvested shares will vest in full.

[3]	The RSUs vest on December 12, 2015.

[4]	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 11, 2015.

[5]	50,000 of the RSUs vest on February 3, 2015. The remaining RSUs vest in two equal installments on the anniversary of the grant date beginning on December 11, 2015.

[6]	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 10, 2015.

[7]	The RSUs vest and become non-forfeitable on the later of (i) May 14, 2016, or (ii) the date that Mr. Neidorff has identified a successor Chief Executive Officer. Vested RSUs shall be converted into shares of Centene common stock and distributed to Mr. Neidorff on the later of (i) the January 15 following the year in which Mr. Neidorff’s date of termination occurs, or (ii) the date which is six months after Mr. Neidorff’s date of termination.

[8]	The RSUs are performance stock units vesting in three equal installments on February 9, 2016, December 10, 2016, and December 10, 2017. The number of performance stock units vesting over the three installments is predicated on meeting a one year performance condition.

[9]	The RSUs vest on December 11, 2015.

[10]	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 10, 2015.

[11]	8,334 of the RSUs vest on February 3, 2015. The remaining RSUs vest in two equal installments on the anniversary of the grant date beginning on December 10, 2015.

[12]	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 9, 2014.

[13]	The RSUs are performance stock units vesting in three equal installments on February 9, 2016, December 9, 2016, and December 9, 2017. The number of performance stock units vesting over the three installments is predicated on meeting a one year performance condition.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED TABLE

Option Exercises and Stock Vested Table

The following table shows the number of shares of Centene stock acquired by our NEOs in 2014 upon exercise of options or vesting of RSUs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael F. Neidorff	140,000	$3,931,900	410,000[1]	$18,767,850
William N. Scheffel	—	—	36,998	1,687,276
Carol E. Goldman	—	—	36,998	1,687,276
Jesse N. Hunter	15,960	387,988	38,666	1,773,344
Donald G. Imholz	12,000	386,460	36,998	1,687,276
[1]	Pursuant to the terms of the grant agreement, the receipt of 160,000 restricted stock units vesting during 2014 has been deferred until retirement.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION TABLE

Nonqualified Deferred Compensation Table

Under the Company’s Deferred Compensation Plan, the NEOs may contribute any designated percentage of salary and / or bonus into the plan which serves as an excess savings plan when tax limitations are reached under our tax qualified 401(k) plan. The following table shows the change in the Nonqualified Deferred Compensation balances for our NEOs, as well as the deferral of restricted stock units vesting for Michael Neidorff as discussed in footnote 5, for the fiscal year ended December 31, 2014:

Name	Executive Contributions in Last FY ($)[1]		Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Losses) in Last FY ($)[3]		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)[4]
Michael F. Neidorff	$7,592,369	[5]	$118,200	$44,613,589	[5]	$(212,022)	$110,078,703	[5]
William N. Scheffel	251,497		40,568	41,353		—	1,051,131
Carol E. Goldman	34,212		8,313	35,126		—	556,438
Jesse N. Hunter	73,350		27,968	52,425		—	682,184
Donald G. Imholz	62,682		22,757	22,519		—	367,988
[1]	Executive contributions, with the exception of the contribution discussed in footnote 5, are included in the Salary column in the Summary Compensation Table.

[2]	All registrant contributions are included in the All Other Compensation column in the Summary Compensation Table.

[3]	The Company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Investment options in the Deferred Compensation Plan are substantially the same as the 401(k) plan, with the exception of the investment in Centene common stock. The returns on the investments available to employees during 2014 ranged from -12% to 76%, with a median return of 9% for the year ended December 31, 2014.

[4]	The Aggregate Balance at Last Fiscal Year-End column includes money the Company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it and save it for retirement. For fiscal 2014, the amounts described in footnote 1 are included in the Summary Compensation Table as described in footnote 1. For fiscal 2013, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff—$72,000; Mr. Scheffel—$55,154; Ms. Goldman—$49,954; Mr. Hunter—$34,172; Mr. Imholz—$29,931. For fiscal 2012, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff—$220,385; Mr. Scheffel -$90,669; Ms. Goldman—$28,777; Mr. Hunter—$62,937; Mr. Imholz—$54,868. For prior years, all amounts contributed by a NEO in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

[5]	Pursuant to the terms of the grant agreement, the receipt of 2,000,000 restricted stock units vested from 2009 through 2014 have been deferred until retirement. The fair market value at the time of vesting for the 2014 vesting (executive contribution), the increase in value during 2014 (aggregate earnings), and the December 31, 2014 market value (balance at last FYE) are presented in the table. Mr. Neidorff contributed $254,769 to the Company’s Deferred Compensation plan during 2014.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs upon termination or a change in control. Generally, pursuant to our executive agreements, a change in control is deemed to occur:

¡	If any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;

¡	If a majority of the incumbent Board of Directors are replaced. For these purposes, the incumbent Board of Directors means the Directors who were serving as of the effective date of the applicable executive agreement and any individual who becomes a Director subsequent to such date whose election or nomination for election was approved by a majority of such Directors, other than in connection with a proxy contest; or

¡	Upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

The amounts presented below assume the termination or change in control occurred as of December 31, 2014. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan, as described on page 48 under ‘Nonqualified Deferred Compensation Table.’ The applicable agreements are discussed in the CD&A under the heading “Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements” included in this proxy statement. The change in control cash payments are subject to the conditions of the “double-trigger” criteria in each of the NEOs’ employment agreements. Additionally, Mr. Scheffel, Ms. Goldman, Mr. Hunter and Mr. Imholz amended their employment agreements in February 2015 to eliminate tax gross-up benefits for excise taxes payable upon change in control, and therefore, those amounts are excluded from the tables below.

Michael F. Neidorff

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause or Voluntary with Good Reason Termination	For Cause Termination	Retirement	Death	Disability	Change in Control
Severance	$—	$4,200,000	$—	$—	$—	$—	$4,200,000
Pro rata Bonus Payment	—	1,800,000	—	—	1,800,000	—	1,800,000
Unvested RSUs	—	35,828,250	—	—	35,828,250	35,828,250	35,828,250
Long Term Incentive Plan Payment	—	1,800,000	—	1,800,000	1,800,000	1,800,000	1,800,000
Welfare Benefits Values	—	—	—	—	5,741,000	—	—

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2015 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

William N. Scheffel

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$720,000	$—	$—	$—	$2,340,000
Pro rata Bonus Payment	—	540,000	—	—	—	540,000
Unvested RSUs	—	2,578,907	—	31,259	31,259	6,040,643
Long Term Incentive Plan Payment	—	673,333	—	673,333	673,333	2,000,000
Welfare Benefits Values	—	16,672	—	805,000	—	142,869
Outplacement	—	10,000	—	—	—	10,000

Carol E. Goldman

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$550,000	$—	$—	$—	$1,625,000
Pro rata Bonus Payment	—	412,500	—	—	—	412,500
Unvested RSUs	—	2,440,475	—	22,951	22,951	5,209,843
Long Term Incentive Plan Payment	—	486,667	—	486,667	486,667	1,440,000
Welfare Benefits Values	—	14,640	—	2,011,000	—	288,879
Outplacement	—	10,000	—	—	—	10,000

Jesse N. Hunter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$600,000	$—	$—	$—	$1,800,000
Pro rata Bonus Payment	—	450,000	—	—	—	450,000
Unvested RSUs	—	2,578,907	—	31,259	31,259	6,040,643
Long Term Incentive Plan Payment	—	556,667	—	556,667	556,667	1,615,000
Welfare Benefits Values	—	23,538	—	3,450,000	—	277,203
Outplacement	—	10,000	—	—	—	10,000

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2015 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Donald G. Imholz

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$525,000	$—	$—	$—	$1,550,000
Pro rata Bonus Payment	—	393,750	—	—	—	393,750
Unvested RSUs	—	2,405,789	—	20,770	20,770	5,002,143
Long Term Incentive Plan Payment	—	466,667	—	466,667	466,667	1,372,000
Welfare Benefits Values	—	16,672	—	475,000	—	115,440
Outplacement	—	10,000	—	—	—	10,000

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2015 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

Other Matters

Information About Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock as of February 27, 2015 for:

¡	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

¡	each of our NEOs and Directors (three of whom are nominated for re-election); and

¡	all of our executive officers and Directors as a group.

Name and Address of Beneficial Owner	Outstanding Shares		Shares Acquirable Within 60 Days		Total Beneficial Ownership		Percent Ownership
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	8,945,628		—		8,945,628		7.5
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,927,266		—		7,927,266		6.7
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	7,247,000		—		7,247,000		6.1
Michael F. Neidorff	1,015,936		2,592,068	[1]	3,608,004		3.0
Robert K. Ditmore	605,222	[2]	97,655		702,877	[3]	*
John R. Roberts	90,992	[4]	102,254		193,246	[3]	*
Tommy G. Thompson	79,448		106,859		186,307	[3]	*
Frederick H. Eppinger	67,286		99,532		166,818	[3]	*
Jesse N. Hunter	117,450		44,040		161,490		*
Pamela A. Joseph	70,810		86,023		156,833	[3]	*
David L. Steward	26,686		95,324		122,010	[3]
William N. Scheffel	104,240		—		104,240		*
Donald G. Imholz	92,822		—		92,822		*
Carol E. Goldman	65,280		21,998		87,278		*
Orlando Ayala	58,386		26,000		84,386		*
Richard A. Gephardt	41,366		6,000		47,366		*
All Directors and Executive Officers as a group (16 persons)	2,553,010		3,277,752		5,830,762		4.8
*	Represents less than 1% of outstanding shares of common stock.

[1]	Of Mr. Neidorff’s shares acquirable within 60 days, 2,000,000 were granted in the form of RSUs, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. 1,200,000 of the shares vested in November 2009 and 160,000 of the shares vested in each of November 2010, 2011, 2012, 2013 and 2014. The RSUs shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Code.

[2]	Mr. Ditmore’s outstanding shares include 160,100 shares owned by family members, family partnerships or trusts. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

[3]	Shares beneficially owned by Messrs. Ditmore, Eppinger, Roberts, Steward, and Thompson and Ms. Joseph include 91,655, 73,532, 86,254, 89,324, 84,859 and 60,023, respectively, RSUs acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

[4]	Mr. Roberts’ outstanding shares include 80,992 shares owned by a revocable trust. Mr. Roberts disclaims beneficial ownership except to the extent of his pecuniary interest therein.

52    Centene Corporation

2015 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

As discussed under Compensation Discussion & Analysis, in February 2014, the Board of Directors amended the Company’s insider trading policy to prohibit pledging of shares by executive officers and members of the Board of Directors. As of February 27, 2015, all executive officers and directors were in compliance with this policy.

As of February 27, 2015, there were 118,837,141 shares of our common stock outstanding, net of treasury shares. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of February 27, 2015. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

No Director, Executive Officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G/A filed with the SEC on January 26, 2015 by such firm. BlackRock, Inc. beneficially owns 8,945,628 shares. Of the shares BlackRock, Inc. owns, it has sole voting power over 8,461,314 shares and sole dispositive power over 8,945,628 shares.

Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is based on Schedule 13G/A filed with the SEC on February 10, 2015 by such firm. The Vanguard Group, Inc. beneficially owns 7,927,266 shares. Of the shares The Vanguard Group, Inc. owns, it has sole voting power over 79,300 shares and sole dispositive power over 7,857,966 shares.

Information with respect to the outstanding shares beneficially owned by Capital World Investors is based on Schedule 13G filed with the SEC on February 13, 2015 by such firm. Capital World Investors beneficially owns 7,247,000 shares. Of the shares Capital World Investors owns, it has sole voting power over 7,247,000 shares and sole dispositive power over 7,247,000 shares.

Centene Corporation    53

2015 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no reports were required, all Section 16(a) filing requirements during 2014 were complied with on a timely basis.

If an executive officer or member of the Board wants to sell shares of the Company’s stock, we require them to sell through a Rule 10b5-1 sales plan in order to afford themselves affirmative defenses, protections and safeguards provided by Rule 10b5-1 promulgated under the Exchange Act.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who wishes to present a proposal, including nomination of a Director, for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders must submit the proposal in writing to Keith H. Williamson, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, before November 17, 2015. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2016 Annual Meeting of Stockholders pursuant to our By-Laws (and not under SEC rules). In that case, the proposal would not be required to be included in our proxy statement for our 2016 Annual Meeting of Stockholders and the proposal must be received by our Secretary not less than 120 days nor more than 150 days before the first anniversary of the 2015 Annual Meeting. This notice must include the information required by the provisions of our By-Laws, a copy of which may be obtained by writing to our Secretary at the address specified above. The deadline for delivery of a stockholder proposal pursuant to our By-Laws would be between November 30, 2015 and December 30, 2015.

We have not set a date for our 2016 Annual Meeting of Stockholders. If the date of our 2016 Annual Meeting of stockholders is advanced or delayed by more than 30 days from April 28, 2016, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

54    Centene Corporation

2015 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of either the proxy notice or this proxy statement, our 2014 Annual Review and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call, write or e-mail us at:

Centene Corporation

7700 Forsyth Boulevard

St. Louis, Missouri 63105

Attn: Keith H. Williamson, Secretary

(314) 725-4477

kwilliamson@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

Centene Corporation    55

2015 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX A

Appendix A

Article X of the Company’s By-Laws was amended by adding the following:

Forum for Certain Actions

Section 1. Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any of its directors, officers, employees or agents arising pursuant to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws, (d) any action asserting a claim against the Corporation or any of its directors, officers, employees or agents governed by the internal affairs doctrine, or (e) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-Laws, in each case regardless of whether such action or proceeding is based on common law, statutory, equitable, legal or other grounds, and, in each case, including any action brought by a beneficial owner of the Corporation’s shares; provided, however, that in the event that such court lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the United States District Court for the District of Delaware; except for, in all cases, with respect to any action or proceeding as to which such state or federal court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination). The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Article X with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article X (an “Inconsistent Action”) and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity.

56    Centene Corporation

CENTENE CORPORATION

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M83718-P58972	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTENE CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote				number(s) of the nominee(s) on the line below.
FOR the following:

1. Election of Directors	☐	☐	☐

Nominees:

01) Robert K. Ditmore
02) Frederick H. Eppinger
03) David L. Steward

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐

3.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.	☐	☐	☐

4.	RATIFICATION OF AMENDMENT TO COMPANY’S BY-LAWS TO INCLUDE A FORUM SELECTION CLAUSE.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other business entity, please sign full entity name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Review and Form 10-K are available at www.proxyvote.com.

M83719-P58972

CENTENE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, APRIL 28, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael F. Neidorff and Keith H. Williamson and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at Centene Plaza, 7700 Forsyth Blvd., St. Louis, Missouri 63105, on Tuesday, April 28, 2015, at 10:00 a.m., central daylight saving time, and at any adjournments thereof. If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said Proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting. In their discretion, the named Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted “FOR” all the named nominees for director and “FOR” Proposals 2, 3 and 4.

Continued and to be signed on reverse side